Exhibit 99.1

ATHENA CONSUMER ACQUISITION CORP.

ANNOUNCES SPECIAL MEETING DATE TO EXTEND THE DATE BY WHICH

ATHENA HAS TO CONSUMMATE A BUSINESS COMBINATION

Special Meeting Scheduled for October 20, 2023

New York, NY, October 10, 2023 -- Athena Consumer Acquisition Corp. (“Athena”) (NYSE American: ACAQ.U, ACAQ, ACAQ WS) announced today that it has called the special meeting of its stockholders (the “Special Meeting”) for October 20, 2023 to approve a proposed amendment (the “Extension Amendment”) to Athena’s Amended and Restated Certificate of Incorporation, as amended, to provide Athena with the right to extend the date by which it must consummate a business combination up to three times for an additional one month each time, from October 22, 2023 (the date which is 24 months from the closing date of the Company’s initial public offering (the “IPO”) of units) to up to January 22, 2024 (the date which is 27 months from the closing date of the IPO). Stockholders of record as of the close of business on October 2, 2023, the record date for the Special Meeting (the “Record Date”), will be entitled to vote their shares at the Special Meeting either in person or by proxy. Notice of the Special Meeting was mailed on October 10, 2023 to stockholders and warrant holders of record as of the Record Date. The Special Meetings will be held virtually, at https://www.cstproxy.com/athenaconsumerspac/ext2023.

In connection with the Special Meeting, eligible stockholders of Athena who wish to exercise their redemption rights must do so no later than 5:00 p.m. Eastern Time on October 18, 2023 by following the procedures specified in the definitive proxy statement/prospectus for the Special Meeting, when available.

About Athena

Athena Consumer Acquisition Corp. (NYSE: ACAQ.U, ACAQ, ACAQ WS), incorporated in Delaware, is a special purpose acquisition company (“SPAC”) incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Athena is the second SPAC founded by Isabelle Freidheim, with Jane Park serving as Chief Executive Officer, Jennifer Carr-Smith as President and Angy Smith as Chief Financial Officer. All three Athena SPACs have been comprised entirely of women founders, CEOs, board members and other executives.

Additional Information about the Special Meeting and Where to Find It

In connection with the Special Meeting, Athena has filed with the U.S. Securities and Exchange Commission (“SEC”) a preliminary proxy statement on October 6, 2023 (as amended, the “Preliminary Proxy Statement”), in connection with the Athena’s solicitation of proxies for the vote by Athena’s stockholders with respect to the Extension Amendment. This communication is not a substitute for the meeting notice, the definitive proxy statement or any other document that Athena will send to its stockholders in connection with the Special Meeting. Athena’s stockholders are advised to read the preliminary proxy statement and, when available, the definitive proxy statement as these will contain important information about the Extension Amendment. The definitive proxy statement will be mailed to stockholders of Athena of record as of October 2, 2023 when available. Stockholders will also be able to obtain copies of the proxy statement and other documents filed with the SEC that will be incorporated by reference in the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: 442 5th Avenue, New York, NY, 10018.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, or other similar expressions (or negative versions of such words or expressions). These forward-looking statements are based on various assumptions, whether or not identified herein, and on the current expectations of Athena’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of Athena.

These forward-looking statements reflect Athena’s expectations, plans or forecasts of future events and views as of the date of this communication. Athena anticipates that subsequent events and developments will cause Athena’s assessments to change. However, while Athena may elect to update these forward-looking statements at some point in the future, Athena specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Athena’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an applicable exemption from the registration requirements thereof.

MEDIA CONTACTS:

Libbie Wilcox

Bevel PR

Athena@bevelpr.com